Exhibit 99.1

SkyWater Technology Reports First Quarter 2024 Results
Seventh Straight Quarter of Record Revenue and 20% Growth Year-Over-Year
BLOOMINGTON, Minn., – May 8, 2024 – SkyWater Technology, Inc. (NASDAQ: SKYT), the trusted technology realization partner, today announced financial results for the first quarter 2024 ended March 31, 2024.
Financial Highlights for Q1 2024:
•Revenue increased 20% year-over-year to a record $79.6 million.
•Gross margin decreased to 16.3% on a GAAP basis, compared to 24.9% in Q1 2023, and decreased to 16.9% on a non-GAAP basis, compared to 25.7% in Q1 2023.
•Net loss to shareholders of $5.7 million, or $0.12 per share on a GAAP basis, and net loss to shareholders of $3.7 million, or $0.08 per share on a non-GAAP basis, compared to net loss to shareholders of $4.3 million, or $0.10 per share on a GAAP basis, and net loss to shareholders of $2.4 million, or $0.06 per share on a non-GAAP basis in Q1 2023.
•Adjusted EBITDA of $4.9 million, or 6.2% of revenue, compared to $8.1 million, or 12.3% of revenue in Q1 2023.

“We entered 2024 with strong momentum and revenue growth exceeding our earlier expectations for our differentiated Advanced Technology Services business, with ATS development revenue increasing 7% sequentially from our prior record set in Q4 2023,” commented Thomas Sonderman, SkyWater chief executive officer. “While Q1 tool revenue came in lower than forecast due to delays in equipment deliveries, we remain at the forefront of an expected unprecedented year in customer-funded capital investments to enhance SkyWater’s technical capabilities in support of future growth in ATS and Wafer Services. We continue to anticipate another year of revenue growth for SkyWater in 2024, demonstrating that our unique business model offers a compelling value proposition for the development of new technology platforms and products.”

Recent Business Highlights:
•Record Q1 Advanced Technology Service (ATS) development revenue exceeded expectations due to continued strong progress in multiple ATS programs within both the aerospace and defense and commercial end markets.
•Our recent collaboration with Lumotive to start production of the world's first commercially-available optical beam steering chip marks another program transition from ATS development to Wafer Services, enabling mass production of dynamic optical metasurfaces for use in automated driving, robotics, and industrial manufacturing systems.
•Customer-funded capex funding and awards since 2020 now exceed $100 million, with a pipeline over the next three-year timeframe anticipated to be in the range of $200 million, which we believe enables SkyWater to continue to achieve strong growth and high operating leverage with minimal requirements for substantial self-funded capital investments.
•Revenue profile for fiscal 2024 continues to indicate a growth year for SkyWater, expected to be driven by increased ATS development revenue, a record year for customer-funded capex, and a decreasing contribution from legacy products.

Q1 2024 Summary:

GAAP
In millions, except per share data	Q1 2024	Q1 2023	Y/Y	Q4 2023	Q/Q

ATS development revenue (1)	$61.2	$47.8	28%	$57.2	7%
Tools revenue (2)	$8.5	$0.5	NM	$9.9	(15)%
Wafer Services revenue	$10.0	$17.8	(44)%	$12.0	(17)%
Total revenue	$79.6	$66.1	20%	$79.2	1%
Gross profit	$13.0	$16.5	(21)%	$12.0	8%
Gross margin	16.3%	24.9%	(860) bps	15.2%	110 bps
Net loss to shareholders	$(5.7)	$(4.3)	34%	$(10.3)	(45)%
Basic loss per share	$(0.12)	$(0.10)	20%	$(0.22)	(45)%
Net loss margin to shareholders	(7.2)%	(6.5)%	(70) bps	(13.0)%	580 bps
__________________
NM - Not meaningful
(1)ATS development revenue represents GAAP revenue primarily derived from process development services, tool installation and qualification services, facility and tool access, and security services.
(2)Tools revenue and cost of tools revenue primarily represent GAAP amounts that arise from the procurement and subsequent sale of equipment to our customers. This equipment is used to complete ATS customer programs.

Non-GAAP
In millions, except per share data	Q1 2024	Q1 2023	Y/Y	Q4 2023	Q/Q

Non-GAAP gross profit	$13.4	$17.0	(21)%	$13.8	(3)%
Non-GAAP gross margin	16.9%	25.7%	(880) bps	17.4%	(50) bps
Non-GAAP net loss to shareholders	$(3.7)	$(2.4)	51%	$(1.1)	242%
Non-GAAP basic loss per share	$(0.08)	$(0.06)	33%	$(0.02)	300%
Adjusted EBITDA	$4.9	$8.1	(39)%	$10.6	(53)%
Adjusted EBITDA margin	6.2%	12.3%	(610) bps	13.4%	(720) bps
Q1 2024 Results:
•Revenue: Revenue of $79.6 million increased 20% year-over-year. ATS development revenue of $61.2 million increased 28% year-over-year. Tools revenue was $8.5 million in the first quarter of 2024 compared to $0.5 million in the first quarter of 2023. Wafer Services revenue of $10.0 million decreased 44% compared to the first quarter of 2023.
•Gross Profit: GAAP gross profit was $13.0 million, or 16.3% of total revenue, compared to gross profit of $16.5 million, or 24.9% of total revenue, in the first quarter of 2023. Non-GAAP gross profit was $13.4 million, or 16.9% of total revenue, compared to non-GAAP gross profit of $17.0 million, or 25.7% of total revenue, in the first quarter of 2023. Cost of revenue for the first quarter of 2024 included an approximately $8 million accrual reflecting the anticipated additional costs for us to complete certain development milestones for a significant aerospace and defense program.
•Operating Expenses: GAAP operating expenses were $15.2 million, compared to $17.6 million in the first quarter of 2023. The first quarter of 2023 included $2.2 million of credit losses that did not repeat in the first quarter of 2024.
•Net Loss: The GAAP net loss to shareholders was $5.7 million, or $0.12 per share, compared to a net loss to shareholders of $4.3 million, or $0.10 per share, in the first quarter of 2023. The Non-GAAP net loss to shareholders was $3.7 million, or $0.08 per share, compared to a non-GAAP net loss to shareholders of $2.4 million, or $0.06 per share, in the first quarter of 2023.
•Adjusted EBITDA: Adjusted EBITDA was $4.9 million, or 6.2% of total revenue, compared to $8.1 million, or 12.3% of total revenue, in the first quarter of 2023.
A reconciliation between historical GAAP and non-GAAP information is contained in the tables below in the section titled “Non-GAAP Financial Measures.”

Investor Webcast
SkyWater will host a conference call on Wednesday, May 8, 2024, at 3:30 p.m. CT to discuss its first quarter 2024 financial results. A live webcast of the call will be available online at IR.SkyWaterTechnology.com.
About SkyWater Technology
SkyWater (NASDAQ: SKYT) is a U.S.-based semiconductor manufacturer and a DMEA-accredited Category 1A Trusted Foundry. SkyWater’s Technology as a Service model streamlines the path to production for customers with development services, volume production and heterogeneous integration solutions in its world-class U.S. facilities. This pioneering model enables innovators to co-create the next wave of technology with diverse categories including mixed-signal CMOS, read-out ICs, rad-hard ICs, power management, MEMS, superconducting ICs, photonics, carbon nanotubes, and interposers. SkyWater serves growing markets including aerospace & defense, automotive, biomedical, cloud & computing, consumer, industrial and IoT. For more information, visit: www.skywatertechnology.com.
Cautionary Statement Regarding Preliminary Results
The Company’s results for the first quarter ended March 31, 2024 are preliminary, unaudited and subject to the finalization of the Company’s first quarter review and full-year audit and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. The Company cautions that actual results may differ materially from those described in this press release.
SkyWater Technology Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.
Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our fabrication facilities at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our expectations regarding dependence on our largest customers; our ability to diversify our customer base and develop relationships in new markets; the performance and reliability of our third-party suppliers and manufacturers; our ability to procure tools, materials, and chemicals; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel in a competitive labor market; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; the level and timing of U.S. government program funding; our ability to maintain compliance with certain U.S. government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; our ability to meet our long-term growth targets; and other factors discussed in the “Risk Factors” section of the annual report on Form 10-K the Company filed with the SEC on March 15, 2024 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.
Source String: SkyWater Technology (SKYT-IR)
SkyWater Investor Contact: Claire McAdams | claire@headgatepartners.com
SkyWater Media Contact: Lauri Julian | Media@SkyWaterTechnology.com

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2024	December 31, 2023

	(in thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$20,002	$18,382
Accounts receivable (net of allowance for credit losses of $96 and $180, respectively)	57,895	65,961
Contract assets (net of allowance for credit losses of $62 and $99, respectively)	24,922	29,666
Inventory	15,558	15,341
Prepaid expenses and other current assets	24,528	16,853
Income tax receivable	82	172
Total current assets	142,987	146,375
Property and equipment, net	157,281	159,367
Intangible assets, net	6,320	5,672
Other assets	5,693	5,342
Total assets	$312,281	$316,756
Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$3,631	$3,976
Accounts payable	25,919	19,614
Accrued expenses	30,512	48,291
Short-term financing, net of unamortized debt issuance costs	32,612	22,765
Contract liabilities	56,109	49,551
Total current liabilities	148,783	144,197
Long-term liabilities
Long-term debt, less current portion and net of unamortized debt issuance costs	35,665	36,098
Long-term contract liabilities	58,605	65,754
Deferred income tax liability, net	623	679
Other long-term liabilities	9,204	9,327
Total long-term liabilities	104,097	111,858
Total liabilities	252,880	256,055
Shareholders’ equity
Preferred stock, $0.01 par value per share (80,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2024 and December 31, 2023)	—	—
Common stock, $0.01 par value per share (200,000,000 shares authorized; 47,338,069 and 47,028,159 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	473	470
Additional paid-in capital	181,802	178,473
Accumulated deficit	(130,932)	(125,203)
Total shareholders’ equity, SkyWater Technology, Inc.	51,343	53,740
Noncontrolling interests	8,058	6,961
Total shareholders’ equity	59,401	60,701
Total liabilities and shareholders’ equity	$312,281	$316,756

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three-Month Period Ended
	March 31, 2024	December 31, 2023	April 2, 2023

	(in thousands, except share data)
Revenue	$79,636	$79,154	$66,094
Cost of revenue	66,656	67,143	49,626
Gross profit	12,980	12,011	16,468
Research and development expense	4,012	2,872	2,668
Selling, general, and administrative expense	11,169	15,092	14,895
Operating loss	(2,201)	(5,953)	(1,095)
Interest expense	(2,390)	(2,898)	(2,471)
Loss before income taxes	(4,591)	(8,851)	(3,566)
Income tax expense (benefit)	41	(450)	—
Net loss	(4,632)	(8,401)	(3,566)
Less: net income attributable to noncontrolling interests	1,097	1,924	707
Net loss attributable to SkyWater Technology, Inc.	$(5,729)	$(10,325)	$(4,273)
Net loss per share attributable to common shareholders, basic and diluted	$(0.12)	$(0.22)	$(0.10)
Weighted average shares used in computing net loss per common share, basic and diluted	47,098,519	47,020,395	43,817,417

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three-Month Period Ended
	March 31, 2024	April 2, 2023

	(in thousands)
Cash flows from operating activities
Net loss	$(4,632)	$(3,566)
Adjustments to reconcile net loss to net cash flows used in operating activities
Depreciation and amortization	5,065	7,352
Amortization of debt issuance costs included in interest expense	440	357
Long-term incentive and equity-based compensation	2,072	1,853
Deferred income taxes	(56)	—
Provision for credit losses	(121)	2,154
Changes in operating assets and liabilities
Accounts receivable and contract assets	12,933	(6,875)
Inventories	(217)	(969)
Prepaid expenses and other assets	(8,025)	(2,653)
Accounts payable and accrued expenses	(10,883)	(3,494)
Contract liabilities, current and long-term	(590)	(5,245)
Income tax receivable and payable	90	—
Net cash used in operating activities	(3,924)	(11,086)
Cash flows from investing activities
Purchase of software and licenses	(811)	(213)
Purchases of property and equipment	(1,259)	(2,851)
Net cash used in investing activities	(2,070)	(3,064)
Cash flows from financing activities
Draws on revolving line of credit	90,500	59,350
Paydowns of revolving line of credit	(81,930)	(63,310)
Proceeds from tool financings	920	494
Principal payments on long-term debt	(862)	(317)
Cash paid for principal on finance leases	(274)	(343)
Proceeds from the issuance of common stock pursuant to equity compensation plans	1,260	1,275
Proceeds from the issuance of common stock under the ATM	—	2,696
Cash paid on licensed technology obligations	(2,000)	(1,850)
Net distributions to noncontrolling interest	—	(30)
Net cash provided by (used in) financing activities	7,614	(2,035)
Net increase (decrease) in cash and cash equivalents	1,620	(16,185)
Cash and cash equivalents - beginning of period	18,382	30,025
Cash and cash equivalents - end of period	$20,002	$13,840

Supplemental Financial Information by Quarter

	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023

	(in thousands)
ATS development revenue (1)	$61,185	$57,170	$53,891	$52,073	$47,770
Tools revenue (2)	8,459	9,936	3,243	936	536
Wafer Services revenue	9,992	12,048	14,490	16,802	17,788
Total revenue	$79,636	$79,154	$71,624	$69,811	$66,094

Tools revenue (2)	$8,459	$9,936	$3,243	$936	$536
Cost of tools revenue (2)	8,260	9,125	2,861	290	484
Tools gross profit (loss)	$199	$811	$382	$646	$52

Revenue impact of modified customer contracts	$—	$—	$—	$3,601	$—
Cost of revenue impact of modified customer contracts	—	—	—	—	—
Gross profit (loss) impact of modified customer contracts	$—	$—	$—	$3,601	$—
__________________
(1)ATS development revenue represents GAAP revenue primarily derived from process development services, tool installation and qualification services, facility and tool access, and security services.
(2)Tools revenue and cost of tools revenue primarily represent GAAP amounts that arise from the procurement and subsequent sale of equipment to our customers. This equipment is used to complete ATS customer programs.

Non-GAAP Financial Measures
We provide supplemental, non-GAAP financial information that our management regularly evaluates to provide additional insight to investors as supplemental information to our results reported using U.S. generally accepted accounting principles (GAAP). We provide non-GAAP gross profit, non-GAAP gross margin, non-GAAP net loss to shareholders, and non-GAAP net loss to shareholders per share. Our management uses these non-GAAP financial measures to make informed operating decisions, complete strategic planning, prepare annual budgets, and evaluate Company and management performance. We believe these non-GAAP financial measures are useful performance measures to our investors because they provide a baseline for analyzing trends in our business and exclude certain items that may not be indicative of our core operating results. The non-GAAP financial measures disclosed in this earnings press release should not be viewed as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. In addition, because these non-GAAP financial measures are not determined in accordance with GAAP, other companies, including our peers, may calculate their non-GAAP financial measures differently than we do. As a result, the non-GAAP financial measures presented in this earnings press release may not be directly comparable to similarly titled measures presented by other companies.
We also provide adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin as supplemental non-GAAP measures. We define adjusted EBITDA as net (loss) income before interest expense, income tax (benefit) expense, depreciation and amortization, equity-based compensation and certain other items that we do not view as indicative of our ongoing performance, including net income attributable to noncontrolling interests, business transformation costs, and restructuring costs. Our management uses adjusted EBITDA and adjusted EBITDA margin to make informed operating decisions, complete strategic planning, prepare annual budgets, and evaluate Company and management performance. We believe adjusted EBITDA is a useful performance measure to our investors because it allows for an effective evaluation of our operating performance when compared to other companies, including our peers, without regard to financing methods or capital structures. We exclude the items listed above from net income or loss in arriving at adjusted EBITDA because the amounts of these items can vary substantially within our industry depending on the accounting methods and policies used, book values of assets, capital structures, and the methods by which assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net (loss) income determined in accordance with GAAP. Certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost bases of depreciable assets, none of which are reflected in adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in our non-GAAP financial measures should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.
The following tables present a reconciliation of the most directly comparable financial measures, calculated and presented in accordance with GAAP, to our non-GAAP financial measures.

SKYWATER TECHNOLOGY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three-Month Period Ended
	March 31, 2024	December 31, 2023	April 2, 2023

	(in thousands)
GAAP revenue	$79,636	$79,154	$66,094

GAAP cost of revenue	$66,656	$67,143	$49,626
Equity-based compensation (1)	(455)	(313)	(513)
Restructuring costs (2)	—	(679)	—
Business transformation costs (3)	—	(806)	—
Non-GAAP cost of revenue	$66,201	$65,345	$49,113

GAAP gross profit	$12,980	$12,011	$16,468
GAAP gross margin	16.3%	15.2%	24.9%
Equity-based compensation (1)	$455	$313	$513
Restructuring costs (2)	—	679	—
Business transformation costs (3)	—	806	—
Non-GAAP gross profit	$13,435	$13,809	$16,981
Non-GAAP gross margin	16.9%	17.4%	25.7%

GAAP research and development expense	$4,012	$2,872	$2,668
Equity-based compensation (1)	(107)	134	(162)
Restructuring costs (2)	—	(655)	—
Non-GAAP research and development expense	$3,905	$2,351	$2,506

GAAP selling, general, and administrative expense	$11,169	$15,092	$14,895
Equity-based compensation (1)	(1,510)	(1,008)	(1,178)
Restructuring costs (2)	—	(587)	—
Business transformation costs (3)	—	(5,341)	—
Non-GAAP selling, general, and administrative expense	$9,659	$8,156	$13,717

GAAP net loss to shareholders	$(5,729)	$(10,325)	$(4,273)
Equity-based compensation (1)	2,072	1,187	1,853
Restructuring costs (2)	—	1,921	—
Business transformation costs (3)	—	6,147	—
Non-GAAP net loss to shareholders	$(3,657)	$(1,070)	$(2,420)

	Three-Month Period Ended
	March 31, 2024	December 31, 2023	April 2, 2023

	(in thousands)
Equity-based compensation allocation in the consolidated statements of operations (1):
Cost of revenue	$455	$313	$513
Research and development expense	107	(134)	162
Selling, general, and administrative expense	1,510	1,008	1,178
	$2,072	$1,187	$1,853

Restructuring costs allocation in the consolidated statements of operations (2):
Cost of revenue	$—	$679	$—
Research and development expense	—	655	—
Selling, general, and administrative expense	—	587	—
	$—	$1,921	$—

Business transformation costs allocation in the consolidated statements of operations (3):
Cost of revenue	$—	$806	$—
Selling, general, and administrative expense	—	5,341	—
	$—	$6,147	$—

	Three-Month Period Ended March 31, 2024
	GAAP	Non-GAAP

Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(5,729)	$(3,657)
Denominator:
Weighted-average common shares outstanding, basic and diluted	47,099	47,099
Net loss per common share, basic and diluted	$(0.12)	$(0.08)

	Three-Month Period Ended December 31, 2023
	GAAP	Non-GAAP

Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(10,325)	$(1,070)
Denominator:
Weighted-average common shares outstanding, basic and diluted	47,020	47,020
Net loss per common share, basic and diluted	$(0.22)	$(0.02)

	Three-Month Period Ended April 2, 2023
	GAAP	Non-GAAP

Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(4,273)	$(2,420)
Denominator:
Weighted-average common shares outstanding, basic and diluted	43,817	43,817
Net loss per common share, basic and diluted	$(0.10)	$(0.06)

	Three-Month Period Ended
	March 31, 2024	December 31, 2023	April 2, 2023

	(in thousands)
Net loss to shareholders (GAAP)	$(5,729)	$(10,325)	$(4,273)
Net loss margin to shareholders	(7.2)%	(13.0)%	(6.5)%
Interest expense	$2,390	$2,898	$2,471
Income tax expense (benefit)	41	(450)	—
Depreciation and amortization	5,065	7,279	7,352
EBITDA	1,767	(598)	5,550
Equity-based compensation (1)	2,072	1,187	1,853
Restructuring costs (2)	—	1,921	—
Business transformation costs (3)	—	6,147	—
Net income attributable to noncontrolling interests (4)	1,097	1,924	707
Adjusted EBITDA	$4,936	$10,581	$8,110
Adjusted EBITDA margin	6.2%	13.4%	12.3%
__________________
(1)Represents non-cash equity-based compensation expense.
(2)Represents severance and other costs related to the reorganization of our resources.
(3)Represents expenses related to long-term transformation activities focused on improvement in automation and operational efficiency and includes project-based management consulting fees and the write-off of abandoned software assets.
(4)Represents net income attributable to our VIE, which was formed for the purpose of purchasing the land and building of our primary operating facility in Bloomington, Minnesota. Since interest expense is added back to net loss to shareholders in our adjusted EBITDA financial measure, we also add back the net income attributable to the VIE as its net income is derived from interest the VIE charges SkyWater.